Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL Thursday, February 18, 2010 Contact: Lance Berry (901) 867-4607
Wright Medical Group, Inc. Reports Results for Fourth
Quarter Ended December 31, 2009
Net Sales and Adjusted Earnings Exceed Previously Communicated Outlook Ranges
ARLINGTON, TN — February 18, 2010 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its fourth quarter ended December 31, 2009.
Net sales totaled $129.9 million during the fourth quarter ended December 31, 2009, representing an 8% increase over net sales of $120.1 million during the fourth quarter of 2008, exceeding the previously communicated outlook range of $122 to $127 million. Excluding the impact of foreign currency, net sales increased 5% during the fourth quarter.
For the fourth quarter of 2009, the Company recorded net income of $2.2 million, or $0.06 per diluted share, compared to net loss for the fourth quarter of 2008 of $2.7 million, or ($0.07) per diluted share. Net income for the fourth quarter of 2009 included the after-tax effects of approximately $5.6 million of charges to write down a significant international receivable, $3.0 million of non-cash stock-based compensation expense, $2.6 million of non-cash charges to write-off cumulative translation adjustment (CTA) balances associated with the substantially complete liquidation of certain foreign subsidiaries, $2.6 million of restructuring charges, and $186,000 of expenses related to the ongoing U.S. governmental inquiries. Net loss for the fourth quarter of 2008 included the after-tax effects of approximately $3.0 million of non-cash stock-based compensation expense, $2.9 million of expenses related to the ongoing U.S. governmental inquiries, and $1.1 million of restructuring charges, as well as a $11.2 million tax provision associated with the write-off of French net operating losses (NOLs).
Our fourth quarter net income, as adjusted, totaled $10.8 million in 2009 compared to $12.6 million in 2008, while diluted earnings per share, as adjusted, totaled $0.27 and $0.31 for the fourth quarter of 2009 and 2008, respectively. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are pleased with the improvements we made to the underlying capabilities of our business in 2009 including increasing the size of our focused sales force, expanding our product portfolios and improving our cash flow capabilities. These improvements leave us well positioned for growth in 2010 and beyond.”
Mr. Henley continued, “We are also pleased with our fourth quarter performance, as better than anticipated sales and a lower than expected effective tax rate enabled us to make strategic investments in our business while still exceeding our previously communicated earnings guidance. Additionally, continued excellent working capital management produced $10.8 million of free cash flow for the quarter, and a record $34.6 million for the full year 2009.”

Outlook
The Company’s earnings target, as communicated in the guidance range stated below, excludes the effect of possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, restructuring charges, and costs associated with the Company’s ongoing U.S. governmental inquiries.
The Company anticipates full year 2010 net sales to be in the range of $515 million to $530 million, which represents annualized as-reported and constant-currency growth expectations of approximately 6% to 9%. The Company anticipates full year 2010 as-adjusted earnings per share to be in the range of $0.88 to $0.94 per diluted share, reflecting growth of 4% to 11%.
As noted above, the Company’s earnings target excludes the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which are not within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.20 to $0.24 per diluted share for the full year 2010. With regard to restructuring charges, the Company has adjusted the top-end of its estimate of total pre-tax charges related to the closing of the Toulon facilities to a range of approximately $28 million to $30 million, of which $27 million have been incurred to date. Additionally, we continue to anticipate incurring pre-tax restructuring charges related to our Creteil, France operations to total $3 million to $4 million, of which $2.1 million of these charges have been incurred to date, the remainder of which we expect to record in the first half of 2010.
The Company’s anticipated ranges for net sales, adjusted earnings per share, stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-356-3377 (domestic) or 617-597-5392 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until February 25, 2010. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 65983222. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

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Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the on-going U.S. governmental inquiries, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, under the heading, “Risk Factors” and our subsequently filed Exchange Act reports). Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net sales	$129,928	$120,109	$487,508	$465,547
Cost of sales	38,069	35,090	148,715	134,377

Gross profit	91,859	85,019	338,793	331,170

Operating expenses:
Selling, general and administrative	74,323	64,035	270,456	261,396
Research and development	9,231	8,577	35,691	33,292
Amortization of intangible assets	1,252	1,270	5,151	4,874
Restructuring charges	2,553	1,110	3,544	6,705
Acquired in-process research and development	—	—	—	2,490

Total operating expenses	87,359	74,992	314,842	308,757

Operating income	4,500	10,027	23,951	22,413
Interest expense, net	1,492	1,054	5,466	2,181
Other expense (income), net	3,231	(431)	2,873	(1,338)

(Loss) income before income taxes	(223)	9,404	15,612	21,570
(Benefit) provision for income taxes	(2,458)	12,095	3,481	18,373

Net income (loss)	$2,235	$(2,691)	$12,131	$3,197

Net income (loss) per share, basic	$0.06	$(0.07)	$0.32	$0.09

Net income (loss) per share, diluted	$0.06	$(0.07)	$0.32	$0.09

Weighted-average number of common shares outstanding, basic	37,470	37,198	37,366	36,933

Weighted-average number of common shares outstanding, diluted	37,718	37,198	37,443	37,401

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	%	December 31,	December 31,	%
	2009	2008	change	2009	2008	change
Geographic
Domestic	$78,307	$74,839	4.6%	$299,587	$282,081	6.2%
International	51,621	45,270	14.0%	187,921	183,466	2.4%

Total net sales	$129,928	$120,109	8.2%	$487,508	$465,547	4.7%

Product Line
Hip products	$44,839	$41,915	7.0%	$167,869	$160,788	4.4%
Knee products	31,451	29,779	5.6%	122,178	119,895	1.9%
Extremity products	30,259	24,820	21.9%	107,375	88,890	20.8%
Biologics products	20,448	20,851	(1.9%)	79,120	82,399	(4.0%)
Other	2,931	2,744	6.8%	10,966	13,575	(19.2%)

Total net sales	$129,928	$120,109	8.2%	$487,508	$465,547	4.7%

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Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Fourth Quarter 2009 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	(3%)	7%	15%	3%	7%
Knees	5%	0%	6%	3%	6%
Extremities	21%	15%	25%	20%	22%
Biologics	(5%)	7%	13%	(3%)	(2%)
Total	5%	6%	14%	5%	8%

	2009 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	1%	7%	8%	4%	4%
Knees	2%	4%	2%	2%	2%
Extremities	25%	7%	3%	22%	21%
Biologics	(2%)	(10%)	(15%)	(3%)	(4%)
Total	6%	4%	2%	5%	5%

	Sales as a % of Total Sales
	Three Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2009
	Domestic	International	Total	Domestic	International	Total
Hips	14%	20%	35%	15%	19%	34%
Knees	14%	10%	24%	14%	11%	25%
Extremities	19%	5%	23%	18%	4%	22%
Biologics	13%	3%	16%	14%	3%	16%
Total	60%	40%	100%	61%	39%	100%
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2009
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$51,621	$129,928	$187,921	$487,508
Currency impact as compared to prior period	(3,460)	(3,460)	2,959	2,959

Net sales, excluding the impact of foreign currency	$48,161	$126,468	$190,880	$490,467

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Operating Income

Operating income, as reported	$4,500	$10,027	$23,951	$22,413

Reconciling items impacting Gross Profit:
Inventory step-up amortization	—	18	70	113
Non-cash, stock-based compensation	347	292	1,285	1,244

Total	347	310	1,355	1,357

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,255	2,204	10,077	10,644
U.S. governmental inquiries	186	2,916	7,845	7,648
Write-down of international receivable	5,579	—	5,579	—
Appellate court decision	—	—	—	2,346

Total	8,020	5,120	23,501	20,638

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	389	517	1,829	1,613

Other Reconciling Items:
Restructuring charges	2,553	1,110	3,544	6,705
Acquired in-process research and development	—	—	—	2,490

Total	2,553	1,110	3,544	9,195

Operating income, as adjusted	$15,809	$17,084	$54,180	$55,216

Operating income, as adjusted, as a percentage of net sales	12.2%	14.2%	11.1%	11.9%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net Income
(Loss) income before income taxes, as reported	$(223)	$9,404	$15,612	$21,570
Non-cash, stock-based compensation	2,991	3,013	13,191	13,501
Restructuring charges	2,553	1,110	3,544	6,705
Inventory step-up amortization	—	18	70	113
U.S. governmental inquiries	186	2,916	7,845	7,648
Write-down of international receivable	5,579	—	5,579	—
CTA write-off	2,643	—	2,643	—
Appellate court decision (including interest)	—	—	—	2,638
Acquired in-process research and development	—	—	—	2,490

Income before income taxes, as adjusted	13,729	16,461	48,484	54,665

(Benefit) provision for income taxes, as reported	(2,458)	12,095	3,481	18,373
Non-cash, stock-based compensation	896	576	3,901	3,674
Restructuring charges	2,882	1,275	3,269	3,451
Inventory step-up amortization	—	7	27	44
U.S. governmental inquiries	(208)	1,122	2,789	2,987
Write-down of international receivable	1,817	—	1,817	—
CTA write-off	—	—	—	—
Appellate court decision	—	—	—	1,030
Acquired in-process research and development	—	—	—	—
Valuation allowance for French NOL’s	—	(11,223)	—	(11,223)

Provision for income taxes, as adjusted	2,929	3,852	15,284	18,336

Effective tax rate, as adjusted	21.3%	23.4%	31.5%	33.5%

Net income, as adjusted	$10,800	$12,609	$33,200	$36,329

	Three Months Ended		Three Months Ended
	December 31, 2009		December 31, 2008
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$2,235	$10,800	$(2,691)	$12,609
Interest expense on convertible notes	N/A	935	N/A	935

Diluted net income (loss)	$2,235	$11,735	$(2,691)	$13,544

Basic shares	37,470	37,470	37,198	37,198
Dilutive effect of stock options and restricted shares	248	248	—	198
Dilutive effect of convertible notes	N/A	6,126	—	6,126

Diluted shares	37,718	43,844	37,198	43,522

Net income (loss) per share, diluted	$0.06	$0.27	$(0.07)	$0.31

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2008
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$12,131	$33,200	$3,197	$36,329
Interest expense on convertible notes	N/A	3,740	N/A	3,741

Diluted net income	$12,131	$36,940	$3,197	$40,070

Basic shares	37,366	37,366	36,933	36,933
Dilutive effect of stock options and restricted shares	77	77	468	468
Dilutive effect of convertible notes	—	6,126	—	6,126

Diluted shares	37,443	43,569	37,401	43,527

Net income per share, diluted	$0.32	$0.85	$0.09	$0.92

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.06	$(0.07)	$0.32	$0.09
Interest expense on convertible notes	0.02	0.02	0.09	0.09
Dilutive effect of convertible notes	(0.01)	0.01	(0.05)	(0.01)
Non-cash, stock-based compensation	0.05	0.06	0.21	0.23
Restructuring charges	(0.01)	(0.00)	0.01	0.07
Inventory step-up amortization	—	0.00	0.00	0.00
U.S. governmental inquiries	0.01	0.04	0.12	0.11
Write-down of international receivable	0.09	—	0.09	—
CTA write-off	0.06	—	0.06	—
Appellate court decision	—	—	—	0.04
Acquired in-process research and development	—	—	—	0.06
Valuation allowance for French NOL’s	—	0.26	—	0.26

Net income, as adjusted, per diluted share	$0.27	$0.31	$0.85	$0.92

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$84,409	$87,865
Marketable securities	86,819	57,614
Accounts receivable, net	101,720	102,046
Inventories	163,535	176,059
Prepaid expenses and other current assets	54,121	53,071

Total current assets	490,604	476,655

Property, plant and equipment, net	139,708	133,651
Goodwill and intangible assets, net	71,587	70,772
Other assets	12,385	11,052

Total assets	$714,284	$692,130

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,978	$15,877
Accrued expenses and other current liabilities	54,643	59,247
Current portion of long-term obligations	336	125

Total current liabilities	68,957	75,249
Long-term obligations	200,326	200,136
Other liabilities	4,593	5,117

Total liabilities	273,876	280,502

Stockholders’ equity	440,408	411,628

Total liabilities and stockholders’ equity	$714,284	$692,130

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